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                                                               Exhibit 10.07(d)

                                 [Letterhead]




    THIS AGREEMENT made this 24th day of January, 1985, by and between Judith
I. Dunnington (DUNNINGTON), and The Hunter Group, Inc.; (HUNTER)

    WHEREAS, HUNTER is a consulting firm, and

    WHEREAS, DUNNINGTON desires association as an employee of HUNTER;

    NOW, THEREFORE, HUNTER agrees to pay DUNNINGTON per annum for professional services rendered for her work in designing and preparing technical specifications and other documents and materials in conjunction with work being done for HUNTER and its clients.

    DUNNINGTON understands and accepts that all client and HUNTER materials given her are proprietary and valuable property of HUNTER and/or its clients, and that all work prepared by her for HUNTER shall be treated by her as confidential, and is the property of HUNTER.

    It is understood that DUNNINGTON may require and be given access to HUNTER's confidential business plans, records, and proprietary materials. DUNNINGTON shall not make reproductions of these materials in any form, or communicate these plans to any person or organization, where a benefit may accrue to DUNNINGTON or any party other than HUNTER.

    Further, it is agreed DUNNINGTON shall not at any time while an employee of HUNTER, approach or accept business for herself or any party other than HUNTER, from any HUNTER client or active prospect, except as may be in the best interests of both HUNTER and DUNNINGTON and where agreed in writing.

    DUNNINGTON agrees not to enter into any competitive situation against HUNTER for such time as she may be employed by HUNTER, and for a period of three months thereafter.

    AS WITNESS, the hands and seals of the parties the day and year first above written.

                                             /s/ Judith I. Dunnington
                                            -----------------------------------
                                            Judith I. Dunnington         (SEAL)


                                             /s/ Terry L. Hunter
                                            -----------------------------------
                                            Terry L. Hunter, President   (SEAL)
                                            The Hunter Group, Inc.


11 East Chase Street  Suite 8E  Baltimore, Maryland 21202        (301) 576-1515

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